CERTIFICATE OF DESIGNATION
                                       OF
                            SERIES A PREFERRED STOCK
                                       OF
                              ALBION AVIATION, INC.


                         Pursuant to Section 151 of the
                General Corporation Law of the State of Delaware


         Albion Aviation, Inc., a Delaware corporation (the "Corporation"), certifies that pursuant to the authority conferred upon the board of directors of the Corporation (the "Board") by the Certificate of Incorporation (the "Certificate of Incorporation") and Section 151 of the General Corporation Law of the State of Delaware (the "DGCL"), the Board, at a special meeting held March 31, 2003, duly adopted the following resolution creating a series of preferred stock, par value $0.001 per share, designated as Series A Preferred Stock.

         RESOLVED, that Series A Preferred Stock, par value $0.001 per share, of the Corporation be and hereby is created and that the designation and amount of, and the rights, powers, preferences, privileges, qualifications, limitations and restrictions of the shares of this series are as follows:

                  The first series of preferred stock shall be designated "Series A Preferred Stock" and shall consist of two hundred thousand (200,000) shares. The preferences, limitations, and relative rights of the Series A Preferred Stock are as set forth below:

                  (a)      Liquidation Preference.

                           (1) In the event of any liquidation,  dissolution, or
                  winding up of the Corporation, either voluntary or involuntary, subject to the rights of other preferred stock, if any, the holders of the Series A Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Corporation to the holders of common stock by reason of their ownership thereof, an amount per share equal to the price per share for which the Series A Purchase Price was first issued by the Corporation ("Series A Purchase Price") for each share of Series A
                  Preferred Stock then held by them, plus declared but unpaid dividends, if any. If upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series A Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then, subject to the rights of other preferred stock, if any, the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series A Preferred Stock in proportion to the preferential amount each such holder is otherwise entitled to receive.

                           (2) Upon the completion of the distribution  required
                  by subsection (a)(1) above and any other distribution that may be required with respect to other preferred stock, if any, the remaining assets of the Corporation available for distribution to stockholders shall be distributed as follows: among the holders of the Series A Preferred Stock and the common stock pro rata based on the number of shares of common stock held by each (assuming conversion of all such Series A Preferred Stock).

                           (3) For purposes of this subsection (a), a liquidation, dissolution, or winding up of the Corporation shall be deemed to be occasioned by or to include, (i) the acquisition of the Corporation by another entity by means of any transaction or series of related transactions (including any reorganization, merger, or consolidation, but excluding any merger effected exclusively for the purpose of changing the domicile of the Corporation); or (ii) a sale of all or substantially all of the assets of the Corporation, unless the Corporation's stockholders of record as constituted immediately prior to such acquisition or sale will, immediately after such acquisition or sale (by virtue of securities issued as consideration for the Corporation's acquisition or sale or otherwise) hold at least 50% of the voting power of the surviving or acquiring entity.

                           (4) In any of the events  specified in subsection (3)
                  above, if the consideration received by the Corporation is other than cash, its value will be deemed its fair market value. Any securities shall be valued as follows:

                                    (i)     Securities not subject to investment
 letter or other similar restrictions on free
                           marketability:

                                            (A)  If  traded   on  a   securities
                                    exchange  or  the  Nasdaq   National  Market
                                    System,  the value shall be deemed to be the
                                    average  of  the   closing   prices  of  the
                                    securities  on such exchange over the 30-day
                                    period   ending  three  days  prior  to  the
                                    closing;

                                            (B)     If      actively      traded
                                    over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the 30-day period ending three days prior to the closing; and

                                            (C) If  there  is no  active  public
                                    market,  the value  shall be the fair market
                                    value thereof, as mutually determined by the
                                    Corporation  and the  holders  of at least a
                                    majority   of  the   voting   power  of  all
                                    then-outstanding shares of preferred stock.

                                    (ii) The method of valuation  of  securities
                           subject to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a stockholder's status as an affiliate or former affiliate) shall be to make an appropriate discount from the market value determined as above in subsections (i)(A), (B) or (C) to reflect the approximate fair market value thereof, as mutually determined by the Corporation and the holders of at least a majority of the voting power of all then-outstanding shares of preferred stock.

                                    (iii)  In  the  event  the  requirements  of
                           subsection   (a)(4)  are  not  complied   with,   the
                           Corporation shall forthwith either:

                                            (A)  cause   such   closing   to  be
                                    postponed    until    such   time   as   the
                                    requirements of this subsection (a) have been complied with; or

                                            (B)  cancel  such  transaction,   in
                                    which  event the  rights,  preferences,  and
                                    privileges  of the  holders  of the Series A
                                    Preferred  Stock shall  revert to and be the
                                    same  as  such  rights,   preferences,   and
                                    privileges existing immediately prior to the date of the first notice referred to in subsection (a)(4)(iv) hereof.

                                    (iv) The Corporation  shall give each holder
                           of record of Series A Preferred Stock written notice of such impending transaction not later than 20 days prior to the stockholders' meeting called to approve such transaction, or 20 days prior to the closing of such transaction, whichever is earlier, and shall also  notify  such  holders  in  writing of the final
                           approval of such transaction. The first of such notices shall describe the material terms and conditions  of  the  impending  transaction  and  the
                           provisions of this subsection (a)(4)(iv), and the Corporation shall thereafter give such holders prompt notice of any material changes. The transaction shall in no event take place sooner than 20 days after the Corporation has given the first notice provided for herein or sooner than 10 days after the Corporation has given notice of any material changes provided for herein; provided, however, that such periods may be shortened upon the written consent of the holders of preferred stock that are entitled to such notice rights or similar notice rights and that represent at least a majority of the voting power of all then-outstanding shares of such preferred stock.

                  (b)      Redemption.

                           (1) Corporation  Initiated  Redemption.  At any time,
                  the   Corporation   may   redeem  all  or  a  portion  of  the
                  then-outstanding shares of Series A Preferred Stock at the Series A Purchase Price, plus declared and unpaid dividends, if any, and the Redemption Premium (as defined below) (the "Redemption Price"). In the event the Corporation determines to redeem a portion of the outstanding shares of Series A Preferred Stock, the Corporation shall effect such redemption pro rata according to the number of shares held by each holder thereof.

                           (2) Notice for Corporation Initiated Redemption. With
                  respect to a redemption of Series A Preferred Stock initiated by the Corporation, at least 30 days' prior written notice by certified or registered mail, postage prepaid, shall be given to the holders of record of the Series A Preferred Stock to be redeemed, such notice to be addressed to each such stockholder at the address of such holder given to the Corporation for the purpose of notice, or if no such address appears or is so given, at the place where the principal office of the Corporation is located. Such notice shall state (i) the date on which such shares shall be redeemed (the "Corporation Redemption Date"), (ii) the Redemption Price, (iii) the then-current conversion price, and (iv) the date of termination of the right to convert (which date shall not be earlier than 30 days and not later than 60 days after the above written notice by mail has been given) and shall call upon each such holder to surrender to the Corporation on said date at the place designated in the notice such holder's certificate or certificates representing the shares to be redeemed. On or after the Corporation Redemption Date stated in such notice, the holder of each share of Series A Preferred Stock called for redemption shall surrender the certificate evidencing such shares to the Corporation at the place designated in such notice and shall thereupon be entitled to receive payment of the Redemption Price for the shares of Series A Preferred Stock surrendered. If less than all the shares represented by any such surrendered certificate are redeemed, a new certificate shall be issued representing the unredeemed shares. If such notice of redemption shall have been duly given and if on the Corporation Redemption Date funds necessary for the redemption shall be available therefor, then, as to any certificates evidencing any Series A Preferred Stock so called for redemption and not surrendered, all rights of the holders of such shares so called for redemption and not surrendered shall cease with respect to such shares, except only the right of the holders to receive the Redemption Price for such shares of Series A Preferred Stock that they hold, without interest, upon surrender of their certificates therefor.

                           (3) Trust Fund. On or prior to any Corporation Redemption Date and notwithstanding any notice of redemption pursuant to subsection (b)(2), the Corporation shall deposit with any bank or trust company in the state of Utah, as a trust fund, a sum sufficient to redeem, on the Corporation Redemption Date thereof, the shares called for redemption, with irrevocable instructions and authority to the bank or trust company to give the notice of redemption thereof (or to complete the giving of such notice if theretofore commenced) and to pay, on or after the Corporation Redemption Date or prior thereto, the Redemption Price of the shares to their respective holders upon the surrender of their share certificates, then from and after the date of the deposit (although prior to the Corporation Redemption Date), the shares so called shall be redeemed. The deposit shall constitute full payment of the shares to their holders, and from and after the date of the deposit the shares shall no longer be outstanding, and the holders thereof shall cease to be stockholders with respect to such shares and shall have no rights with respect thereto, except the right to notice pursuant to subsection (2) above and to receive from the bank or trust company payment of the Redemption Price for the Series A Preferred Stock that they hold, upon the surrender of their certificates therefor and the right to convert said shares as provided herein at any time up to but not after the close of business on the fifth day prior to the Corporation Redemption Date of such shares (which date will not be earlier than 30 days after the written notice of redemption has been mailed to holders of record of the Series A Preferred Stock called for redemption). Any monies so deposited on account of the Redemption Price of Series A Preferred Stock converted subsequent to the making of such deposit shall be repaid to the Corporation forthwith upon the conversion of such Series A Preferred Stock. If the holders of Series A Preferred Stock so called for redemption shall not, at the end of six years from the Corporation Redemption Date thereof, have claimed any funds so deposited, such bank or trust company shall thereupon pay over to the Corporation such unclaimed funds, and such bank or trust company shall thereafter be relieved of all responsibility in respect thereof to such holders and such holders shall look only to the Corporation for payment of the Redemption Price for the Series A Preferred Stock that they hold.

                           (4) Redemption  Premium.  "Redemption  Premium" shall
                  mean the per share amount equal to the original Series A Purchase Price plus 8% of the Series A Purchase Price per annum accrued daily from the Final Adjustment Date to the Corporation Redemption Date compounded annually.

                  (c) Conversion. The holders of the Series A Preferred Stock shall have conversion rights as follows (the
         "Conversion Rights"):

                           (1) Right to Convert.  Subject to  subsection  (c)(3)
                  below, each share of Series A Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for such stock, into 10 fully-paid and nonassessable shares of common stock (the "Conversion Rate").

                           (2) Automatic Conversion. Each share of Series A Preferred Stock shall automatically be converted into shares of common stock at the Conversion Rate at the time in effect for such share immediately upon (except as provided below in subsection (c)(3)) the Corporation's sale of its common stock in a firm commitment underwritten public offering pursuant to a registration statement under the Securities Act of 1933, as amended, the public offering price of which is not less than $0.50 per share (adjusted to reflect subsequent stock dividends, stock splits, or recapitalization) and which results in aggregate cash proceeds to the Corporation of at least $10,000,000 (net of underwriting discounts and commissions).

                           (3)  Mechanics  of  Conversion.  Before any holder of
                  Series A Preferred Stock shall be entitled to convert the same into shares of common stock, the holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Series A Preferred Stock, and shall give written notice to the Corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of common stock are to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series A Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of common stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series A Preferred Stock to be converted, and the person or persons entitled to receive the shares of common stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of common stock as of such date. If the conversion is in connection with an underwritten offering of securities registered pursuant to the Securities Act of 1933, the conversion may, at the option of any holder tendering Series A Preferred Stock for conversion, be conditioned upon the closing with the underwriters of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive common stock upon conversion of such preferred stock shall not be deemed to have converted such preferred stock until immediately prior to the closing of such sale of securities.

                           (4) Other Distributions. In the event the Corporation
                  shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by the Corporation or other persons, assets (excluding cash dividends), or options or rights, then, in each such case for the purpose of this subsection (c)(4), the holders of Series A Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of common stock of the Corporation into which their shares of preferred stock are convertible as of the record date fixed for the determination of the holders of common stock of the Corporation entitled to receive such distribution.

                           (5) Recapitalizations. If at any time or from time to
                  time there shall be a recapitalization of the common stock (other than a subdivision, combination or merger, or sale of assets transaction provided for elsewhere in these designations), provision shall be made so that the holders of the Series A Preferred Stock shall thereafter be entitled to receive upon conversion of the Series A Preferred Stock the number of shares of stock or other securities or property of the Corporation or otherwise to which a holder of the number of shares of common stock deliverable upon conversion of the Series A Preferred Stock would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of these designations with respect to the rights of the holders of the Series A Preferred Stock after the recapitalization to the end that the provisions of these designations (including adjustment of the conversion price then in effect and the number of shares purchasable upon conversion of the Series A Preferred Stock) shall be applicable after that event.

                           (6) No  Impairment.  The  Corporation  will  not,  by
                  amendment of its Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of these designations and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of preferred stock against impairment.

                           (7)      No Fractional Shares and Certificate as to
 Adjustments.

                                    (i) No  fractional  shares  shall be  issued
                           upon the conversion of any share or shares of the Series A Preferred Stock, and the number of shares of common stock to be issued shall be rounded to the nearest whole share (with one-half being rounded upward). Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of Series A Preferred Stock the holder is at the time converting into common stock and the number of shares of common stock issuable upon such aggregate conversion.

                                    (ii) Upon the occurrence of each  adjustment
                           or readjustment of the conversion price of Series A Preferred Stock pursuant to these designations, the Corporation, upon the written request of any holder of Series A Preferred Stock, at the expense of the Corporation, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series A Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series A Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment, (B) the conversion price for the Series A Preferred Stock at the time in effect, and (C) the number of shares of common stock and the amount, if any, of other property that at the time would be received upon the conversion of a share of the Series A Preferred Stock.

                           (8) Notices of Record Date. In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase, or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation shall mail to each holder of Series A Preferred Stock, at least 20 days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution, or right, and the amount and character of such dividend, distribution, or right.

                           (9) Reservation of Stock Issuable upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of common stock, solely for the purpose of effecting the conversion of the shares of the Series A Preferred Stock, such number of its shares of common stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series A Preferred Stock; and if at any time the number of authorized but unissued shares of common stock shall not be sufficient to effect the conversion of all then-outstanding shares of Series A Preferred Stock, in addition to such other remedies as shall be available to the holder of such Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of common stock to such number of shares as shall be sufficient for such purposes, including engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to the Certificate of Incorporation.

                           (10) Notices.  Any notice  required by the provisions
                  of these designations to be given to the holders of shares of Series A Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at such holder's address appearing on the books of the Corporation.

                  (d) Voting Rights. The holder of each share of Series A Preferred Stock shall have the right to one vote for each share of common stock into which such preferred stock could then be converted, and with respect to such vote, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of common stock, and shall be entitled, notwithstanding any provision hereof, to notice of any stockholders' meeting in accordance with the bylaws of the Corporation, and shall be entitled to vote, together with holders of common stock (in a single voting group), with respect to any question upon which holders of common stock have the right to vote. Fractional votes shall not, however, be permitted and any fractional voting rights available on an as-converted basis (after aggregating all shares into which shares of Series A Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward).

                  (e) Protective Provisions. Subject to the rights of any series of preferred stock that may from time to time come into existence, so long as any shares of Series A Preferred Stock are outstanding, the Corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least 50% of the then-outstanding shares of Series A Preferred Stock, voting together as a single voting group:

                           (1) declare or pay  dividends or other  distributions
                  on common stock of the Corporation, unless identical, pro rata dividends are paid on the Series A Preferred Stock;

                           (2) alter or change the rights, preferences, or privileges of the shares of Series A Preferred Stock so as to adversely affect the shares of such series, provided that a transaction resulting in a change of control of the Corporation, in and of itself, shall not be deemed to adversely affect such shares; or

                           (3) redeem,  purchase,  or otherwise  acquire (or pay
                  into or set funds aside for a sinking fund for such purpose) any share or shares of common stock; provided, however, that this restriction shall not apply to the repurchase of shares of common stock from employees, officers, directors, consultants, or other persons performing services for the Corporation or any subsidiary pursuant to agreements under which the Corporation has the option to repurchase such shares at cost or at cost upon the occurrence of certain events, such as the termination of employment.

                  (f) Status of Redeemed or Converted Stock. In the event any shares of Series A Preferred Stock shall be redeemed or converted pursuant to these designations, the shares so redeemed or converted shall be canceled and shall not be issuable by the Corporation. The Certificate of Incorporation of the Corporation shall be appropriately amended to effect the corresponding reduction in the Corporation's authorized capital stock.

         IN WITNESS WHEREOF, the undersigned hereby execute this document and affirm that the facts set forth herein are true under penalty of perjury this ____ day of March, 2003.

ATTEST:                                                 ALBION AVIATION, INC.


By                                                 By
, Secretary                                                   , President



STATE OF UTAH                       )
                                    :ss
COUNTY OF SALT LAKE                 )

         On March __, 2003, before me, the undersigned, a notary public in and for the above county and state, personally appeared _______________ and _______________, who being by me duly sworn, did state, each for themselves, that he, _______________, is the president, and that he, _______________, is the secretary, of Albion Aviation, Inc., a Delaware corporation, and that the foregoing Certificate of Designation of Series A Preferred Stock of Albion
Aviation, Inc. was signed on behalf of such corporation by authority of a resolution of its board of directors, and that the statements contained therein are true.

         WITNESS MY HAND AND OFFICIAL SEAL.



                                  Notary Public